UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2019

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54939	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 31, 2019 (the “Closing Date”), CMFT Corporate Credit Securities, LLC (the “Borrower”), an indirect wholly owned, bankruptcy-remote subsidiary of CIM Real Estate Finance Trust, Inc. (the “Company”), entered into a revolving credit and security agreement (the “Credit and Security Agreement”) with the lenders from time to time parties thereto (the “Lenders”), Citibank, N.A. (the “Bank”), as administrative agent (the “Administrative Agent”), CMFT Securities Investments, LLC, a wholly owned subsidiary of the Company, as equityholder (in such capacity, the “Equityholder”) and as collateral manager (in such capacity, the “Collateral Manager”), the Bank (acting through its Agency & Trust division), as both a collateral agent (in such capacity, the “Collateral Agent”) and as a collateral custodian (the “Custodian”), and Virtus Group, LP, as collateral administrator (in such capacity, the “Administrator”), which provides for borrowings in an aggregate principal amount up to $300.0 million (the “Credit Facility”), which may be increased from time to time as agreed to by the Borrower, the Lenders, Collateral Manager and the Administrative Agent.
Borrowings under the Credit and Security Agreement will bear interest equal to the three-month London Interbank Offered Rate (“LIBOR”) for the relevant interest period, plus an applicable rate. The applicable rate is 1.70% per annum during the reinvestment period and 2.00% per annum during the amortization period (and, in each case, an additional 2.00% per annum following an event of default under the Credit and Security Agreement). The reinvestment period begins on the Closing Date and concludes on the earlier of (i) the date that is three years after the Closing Date, (ii) the final maturity date and (iii) the date on which the total assets under management of the Company and its wholly-owned subsidiaries is less than $1.25 billion (the “Reinvestment Period”). The final maturity date is the earliest to occur of: (i) the date that the Credit Facility is paid down and (ii) the second anniversary after the Reinvestment Period concludes (the “Final Maturity Date”). The amortization period begins at the conclusion of the Reinvestment Period and concludes when the Credit Facility is paid in full (the “Amortization Period”). Interest is payable quarterly in arrears. Borrowings under the Credit Facility are subject to certain restrictions contained in the Investment Company Act of 1940, as amended.
In connection with the Credit Facility, the Borrower entered into, among other agreements: (i) the securities account control agreement, by and among the Borrower, the Administrative Agent, the Bank (acting through its Agency & Trust Division), as secured party, and the Bank (acting through its Agency & Trust Division), as securities intermediary; and (ii) the fee letter (the “Fee Letter”), by and between the Borrower and the Administrative Agent.
Borrowings under the Credit and Security Agreement are secured by substantially all of the assets held by the Borrower, which shall primarily consist of broadly-syndicated senior secured loans subject to certain eligibility criteria under the Credit Facility. The Borrower has made customary representations and warranties under the Credit and Security Agreement and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities.
All of the collateral is pledged to the Collateral Agent, for the benefit of the secured parties under the Credit Facility, by the Borrower under the Credit and Security Agreement and the related loan files are held in the custody of the Custodian. The Administrator will perform certain collateral administration services with respect to the collateral. As compensation for the services rendered by the Collateral Agent, the Administrator and the Custodian, the Borrower will pay each of the Collateral Agent, the Administrator and the Custodian, on a quarterly basis, customary fee amounts. The Borrower will also pay the Administrative Agent certain customary fees on the Closing Date pursuant to the Fee Letter and may from time to time pay the Administrative Agent (on behalf of the Lenders) certain customary fees on unused amounts in the Credit Facility and prepayments of the Credit Facility. The Borrower will reimburse each of the Collateral Agent, the Administrator, the Administrative Agent, the Lenders and the Custodian for administrative expenses incurred in connection with the Credit Facility.
The Company incurred certain customary fees, costs and expenses in connection with the closing of the Credit Facility.
The Credit and Security Agreement includes usual and customary events of default and remedies for facilities of this nature, including a default if the Borrower or the collateral becomes subject to regulation as an “investment company” under Section 8 of the Investment Company Act of 1940, as amended.
The foregoing description of the Credit and Security Agreement does not purport to be complete and is qualified in its entirety by the full text of the Credit and Security Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Credit and Security Agreement, dated December 31, 2019, by and between CMFT Corporate Credit Securities, LLC, as borrower, CMFT Securities Investments, LLC, as collateral manager and equityholder, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, Citibank, N.A. (acting through its Agency & Trust division), as custodian and as collateral agent, and Virtus Group, LP, as collateral administrator.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2020	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

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